EXHIBIT 4.2

THE COMMON STOCK BEING SUBSCRIBED FOR PURSUANT TO THIS SUBSCRIPTION AGREEMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  THE COMMON STOCK MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE COMMON STOCK UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH STATE LAWS AS MAY BE APPLICABLE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.  ADDITIONAL RESTRICTIONS ON TRANSFER OF THE COMMON STOCK ARE SET FORTH IN THIS SUBSCRIPTION AGREEMENT.

SECURITIES PURCHASE AGREEMENT

SUBSCRIPTION AGREEMENT (the "Agreement") between Tactical Solution Partners, Inc, a Delaware corporation (the "Company"), and the purchaser identified on the signature page hereto (the "Subscriber").

BACKGROUND

Subscriber desires to purchase, and the Company desires to sell, that amount of Common Stock and for the Purchase Price as set forth on the signature page hereto, upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.

SUBSCRIPTION FOR COMMON STOCK.

(a)

Subscriber hereby subscribes for and agrees to purchase that amount of the Company’s common stock in whole or part at the subscribers discretion (the “Common Stock”) set forth on the signature page hereto (the “Purchase Price”) on the terms and conditions described herein.

(b)

Subscriber shall forward a check payable to the order of the Company in an amount equal to the Purchase Price.  Upon receipt of the Purchase Price, the Company shall have 5 days to deliver the Common Stock to Purchaser.  Subscriber must deliver the Purchase Price within 24 months from the date hereof or this Agreement shall terminate and be void ab initio.

(c)

By executing this Subscription Agreement, the Subscriber acknowledges that the Subscriber has been informed of various matters relating to the Company, including but not limited to, the Risk Factors described herein.

2.

REPRESENTATIONS AND WARRANTIES AS TO SUITABILITY STANDARDS.

Subscriber hereby represents and warrants that:

(a)

Subscriber has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of the prospective investment in the Company and of protecting his own interests in connection therewith;

(b)

Subscriber is acquiring the Common Stock for Subscriber's own account, not on behalf of other persons, and for investment and not with a view to resale or distribution;

(c)

Subscriber can bear the economic risk of losing Subscriber's entire investment;

(d)

Subscriber's overall commitment to investments which are not readily marketable is not disproportionate to Subscriber's net worth, Subscriber's investment in the Common Stock will not cause such overall commitment to become excessive, and the investment is suitable for Subscriber when viewed in light of Subscriber's other securities holdings and Subscriber's financial situation and needs;

(e)

Subscriber has adequate means of providing for Subscriber's current needs and personal contingencies;

(f)

Subscriber recognizes that the Company is in its development stage and that any investment in the Company involves substantial risk, and Subscriber has evaluated and fully understands all risks in Subscriber's decision to purchase Common Stock hereunder, including, without limitation, the Risk Factors set forth on Exhibit “A” attached hereto;

(g)

Subscriber understands that the offer and sale of the Securities have not been submitted to, reviewed by, nor have the merits of this investment been endorsed or approved by any state or federal agency, commission, authority or self regulatory organization;

(h)

Subscriber understands the business in which the Company is engaged;

(i)

If Subscriber is an individual, Subscriber is at least 18 years of age and a bona fide resident and domiciliary (not a temporary or transient resident) of the state or country indicated on the signature page hereof and Subscriber has no present intention of becoming a resident of any other state or jurisdiction;

(j)

If Subscriber is not an individual, Subscriber is domiciled in the state or country indicated on the signature page hereof, has no present intention of becoming domiciled in any other state or jurisdiction and is an "Institutional Investor" as defined under the "blue sky" or securities laws or regulations of the state in which it is domiciled; and;

(k)

Subscriber otherwise meets any special suitability standards applicable to Subscriber's state or country of residence or domicile.

(l)

Subscriber is an "Accredited Investor" as such term is defined in Rule 501 of Regulation D under the Securities Act of 1993, as amended (the "Securities Act"), which definition is set forth on Exhibit "B" attached hereto.  Subscriber represents and warrants that all the information contained in Exhibit C, Investor Questionnaire, is accurate in all material respects.

(m)

All of the written information pertaining to the Subscriber which the Subscriber has heretofore furnished to the Company, and all information pertaining to the Subscriber which is set forth in this Subscription Agreement, is correct and complete as of the date hereof and, if there should be any material change in such information hereafter, the Subscriber shall promptly furnish such revised or corrected information to the Company. Subscriber otherwise meets any special suitability standards applicable to the Subscriber's state of residence.

3.

TRANSFER RESTRICTIONS.

(a)

Subscriber represents that he understands that the sale or transfer of the Common Stock are severely restricted and that:

(i)

The Common Stock has not been registered under the Securities Act or the laws of any other jurisdiction by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws, and that the Company's reliance on such exemptions is predicated on the accuracy and completeness of the Subscriber's representations, warranties, acknowledgments and agreements herein.  The Common Stock cannot be sold or transferred by Subscriber unless subsequently registered under applicable law or an exemption from registration is available.  The Company is not required to register the Common Stock or to make any exemption from registration available;

(ii)

The right to sell or transfer any of the Common Stock will be restricted as described in this Subscription Agreement which include restrictions against sale or transfer in violation of applicable securities laws, the requirement that an opinion of counsel be furnished that any proposed sale or transfer will not violate such laws and other restrictions and requirements; and

(iii)

There will be no public market for the Common Stock and Subscriber may not be able to sell or otherwise transfer the Common Stock.  Accordingly, the Subscriber must bear the economic risk of Subscriber's investment for an indefinite period of time.

(b)

Subscriber agrees that he will not offer to sell, sell or transfer the Common Stock or any part thereof or interest therein without registration under the

Securities Act and applicable state securities laws or without providing to the Company an opinion of counsel acceptable to the Company that such offer, sale or transfer is exempt from registration under the Securities Act and under applicable state securities laws.

(c)   The Subscriber acknowledges that the Common Stock will bear the following legend:

"The Common Stock has not been registered under the Securities Act of 1933, as amended, or the securities laws of any state.  The Common Stock may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel for the Company that the proposed transaction will be exempt from such registration."

Subscriber further acknowledges that the Company reserves the right to place a stop order against the Common Stock and to refuse to effect any transfers thereof in the absence of an effective registration statement with respect to the Common Stock or in the absence of an opinion of counsel to the Company that such transfer is exempt from registration under the Securities Act and under applicable state securities laws.

4.

SUBSCRIBER'S REPRESENTATIONS AND WARRANTIES.

Subscriber represents and warrants that:

(a)

Subscriber has received, has carefully read and understands the Company's Business Plan;

(b)

Subscriber has been furnished with all additional documents and information which Subscriber has requested;

(c)

Subscriber has had the opportunity to ask questions of and received answers from the Company concerning the Company, and the Common Stock and to obtain any additional information necessary to verify the accuracy of the information furnished;

(d)

Subscriber has relied only on the foregoing information and documents in determining to make this subscription;

(e)

Any information furnished by the Company do not constitute investment, accounting, legal or tax advice and Subscriber is relying on professional advisers for such advice;

(f)

All documents, records and books pertaining to Subscriber's investment have been made available for inspection by Subscriber and by Subscriber's attorney, and/or Subscriber's accountant and/or Subscriber's Subscriber representative, and the relevant books and records of the Company will be available upon reasonable notice, for inspection by investors during reasonable business hours at the Company's principal place of business;

(g)

Subscriber and Subscriber's advisors (which advisors do not include the Company or its principals, representatives or counsel) have such knowledge and experience in legal, financial and business matters as to be capable of evaluating the merits and risks of investing in the Company and of making an informed investment decision;

(h)

Subscriber understands, acknowledges and agrees that the Company is relying solely upon the representations and warranties made herein in determining to sell Subscriber the Common Stock

(i)

The Subscriber has not paid or given any commission or other remuneration in connection with the purchase of the Common Stock.  The Subscriber has not received any public media advertisements and has not been solicited by any form of mass mailing solicitation; and

(j)

The Subscriber understands the meaning and legal consequences of the foregoing representations and warranties.  The Subscriber certifies that each of the foregoing representations and warranties is true and correct as of the date hereof and shall survive the execution hereof and the purchase of the Common Stock.

6.

INDEMNIFICATION AND HOLD HARMLESS.

The Subscriber agrees that if the Subscriber breaches any agreement, representation or warranty the Subscriber has made in this Subscription Agreement, the Subscriber agrees to indemnify and hold harmless the Company and its directors, officers, employees, shareholders, financial advisors, attorneys and accountants against any claim, liability, loss, damage or expense (including, without limitation, attorneys' fees and other costs of investigating and litigating claims) caused, directly or indirectly, by the Subscriber's breach.

7.

 MISCELLANEOUS.

(a)

This Subscription Agreement states the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof. The Company's Executive Summary is not part of this Subscription Agreement and is subject to change as circumstances require.

(b)

This Subscription Agreement, upon acceptance by the Company, shall bind, benefit, and be enforceable by and against each party hereto and its successors, assigns, heirs administrators and executors. This Subscription Agreement in not transferable or assignable by the Subscriber.  The agreements, representations and warranties contained herein shall be deemed to be made by and be binding upon the Subscriber and such Subscriber's heirs, executors, administrators, other personal representatives, and their respective successors and permitted assigns.

(c)

If any provision of this Subscription Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

(d)

Article and section headings in this Subscription Agreement are for convenience of reference only, do not constitute a part of this Subscription Agreement, and shall not affect its interpretation.

(e)

Words used in this Subscription Agreement shall be construed to be of such number and gender as the context requires or permits.  Unless a particular context clearly provides otherwise, the words "hereof" and "hereunder" and similar references refer to this Subscription Agreement in its entirety and not to any specific Section or subsection.

(f)

THIS SUBSCRIPTION AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

(g)

Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in a United States mail letter box, registered or certified mail, return receipt requested, addressed to such address as may be given herein, or (b) delivered personally at such address.  Notices to the Company shall be addressed to Chief Financial Officer, Tactical Solution Partners, Inc., c/o PelicanMobile, Inc., 2408 Peppermill Drive, Suite I, Glen Burnie, MD 21061.

(h)  This Subscription Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Subscription Agreement on the date set forth below.

Subscription: I hereby subscribe for, and agree to purchase 1,500,000 shares of Common Stock for a Purchase Price of $100,000 within the timeframe set forth in Section 1(b) hereof in whole or part at my discretion.

/S/ PAUL HARARY	/S/ PARIS MCKENZIE
PAUL HARARY	PARIS MCKENZIE TBE

Social Security/Taxpayer Identification Number(s)	Social Security/Taxpayer Identification Number(s)

Residence/Domicile:

Street Number and Street

City/State/Zip Code

Telephone Number

The Company hereby accepts the foregoing subscription for $100,000 of Company Common Stock as of January 31, 2007 within the timeframe set forth in Section 1(b) hereof in whole or part at the Subscriber’s discretion.

Accepted By:

/s/ Ryan E. Kirch
Ryan E Kirch
Chief Financial Officer Tactical Solution Partners, Inc.

/s/ Maris J. Licis
Maris J. Licis Vice President, Corporate Development Tactical Solution Partners, Inc.